                                                                  EXHIBIT 99.a33

                       AMERICAN CENTURY MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal
Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation has (i) established two new series of shares titled NT Growth Fund and NT Vista Fund and (ii) increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the Corporation has authority to issue in accordance with
Section 2-105(c) of the Maryland General Corporation Law (the "Reallocation").

     THIRD: Immediately prior to the Reallocation the Corporation had the authority to issue Eleven Billion One Hundred Million (11,100,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Eleven Billion One Hundred Million (11,100,000,000) shares of capital stock.

     FOURTH: The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH: Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was One Hundred
Eleven Million Dollars ($111,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is One Hundred Eleven Million Dollars ($111,000,000).

     SIXTH: Immediately prior to the Reallocation, the fifteen (15) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

SERIES                             NO. OF SHARES            AGGREGATE PAR VALUE
------                             -------------            -------------------
Growth Fund                        1,310,000,000                    $13,100,000
Select Fund                          515,000,000                      5,150,000
Ultra Fund                         3,950,000,000                     39,500,000
Vista Fund                         1,200,000,000                     12,000,000
Heritage Fund                        640,000,000                      6,400,000
Giftrust Fund                        200,000,000                      2,000,000
Balanced Fund                        265,000,000                      2,650,000
New Opportunities Fund               300,000,000                      3,000,000
Capital Value Fund                   265,000,000                      2,650,000
Veedot Fund                          300,000,000                      3,000,000
Capital Growth Fund                  610,000,000                      6,100,000
New Opportunities II Fund            375,000,000                      3,750,000
Fundamental Equity Fund              460,000,000                      4,600,000
Focused Growth Fund                  300,000,000                      3,000,000
Small Cap Growth Fund                155,000,000                      1,550,000
Mid Cap Growth Fund                  155,000,000                      1,550,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

     SEVENTH: Immediately prior to the Reallocation, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                                     AGGREGATE
SERIES NAME                 CLASS NAME         NO. OF SHARES         PAR VALUE
-----------                 ----------         -------------         ---------
Growth Fund                 Investor             800,000,000        $8,000,000
                            Institutional        150,000,000         1,500,000
                            Service                        0                 0
                            Advisor              210,000,000         2,100,000
                            R                     50,000,000           500,000
                            C                    100,000,000         1,000,000

Select Fund                 Investor             300,000,000         3,000,000
                            Institutional         40,000,000           400,000
                            Service                        0                 0
                            Advisor               50,000,000           500,000
                            A                     25,000,000           250,000
                            B                     25,000,000           250,000
                            C                     25,000,000           250,000
                            C II                           0                 0
                            R                     50,000,000           500,000

Ultra Fund                  Investor           3,500,000,000        35,000,000
                            Institutional        200,000,000         2,000,000
                            Service                        0                 0
                            Advisor              100,000,000         1,000,000
                            R                     50,000,000           500,000
                            C                    100,000,000         1,000,000

Vista Fund                  Investor             800,000,000         8,000,000
                            Institutional         80,000,000           800,000
                            Service                        0                 0
                            Advisor              210,000,000         2,100,000
                            C                    100,000,000         1,000,000
                            R                     10,000,000           100,000

Heritage Fund               Investor             400,000,000         4,000,000
                            Institutional         40,000,000           400,000
                            Service                        0                 0
                            Advisor              100,000,000         1,000,000
                            C                    100,000,000         1,000,000

Giftrust Fund               Investor             200,000,000         2,000,000

                                                                     AGGREGATE
SERIES NAME                 CLASS NAME         NO. OF SHARES         PAR VALUE
-----------                 ----------         -------------         ---------
Balanced Fund               Investor             200,000,000         2,000,000
                            Institutional         15,000,000           150,000
                            Service                        0                 0
                            Advisor               50,000,000           500,000

New Opportunities Fund      Investor             300,000,000         3,000,000

Capital Value Fund          Investor             200,000,000         2,000,000
                            Institutional         15,000,000           150,000
                            Advisor               50,000,000           500,000

Veedot Fund                 Investor             200,000,000         2,000,000
                            Institutional         50,000,000           500,000
                            Advisor               50,000,000           500,000

Veedot Large-Cap Fund       Investor                       0                 0
                            Institutional                  0                 0
                            Advisor                        0                 0

New Opportunities II Fund   Investor             250,000,000         2,500,000
                            Institutional         50,000,000           500,000
                            A                     25,000,000           250,000
                            B                     25,000,000           250,000
                            C                     25,000,000           250,000
                            C II                           0                 0

Capital Growth Fund         Investor             200,000,000         2,000,000
                            Institutional         50,000,000           500,000
                            R                     60,000,000           600,000
                            A                    100,000,000         1,000,000
                            B                    100,000,000         1,000,000
                            C                    100,000,000         1,000,000

Fundamental Equity Fund     Investor             200,000,000         2,000,000
                            Institutional         50,000,000           500,000
                            R                     60,000,000           600,000
                            A                     50,000,000           500,000
                            B                     50,000,000           500,000
                            C                     50,000,000           500,000

Focused Growth Fund         Investor             300,000,000         3,000,000

                                                                     AGGREGATE
SERIES NAME                 CLASS NAME         NO. OF SHARES         PAR VALUE
-----------                 ----------         -------------         ---------
Small Cap Growth Fund       Investor              55,000,000           550,000
                            Institutional         50,000,000           500,000
                            A                     20,000,000           200,000
                            B                     10,000,000           100,000
                            C                     10,000,000           100,000
                            R                     10,000,000           100,000

Mid Cap Growth Fund         Investor              55,000,000           550,000
                            Institutional         50,000,000           500,000
                            A                     20,000,000           200,000
                            B                     10,000,000           100,000
                            C                     10,000,000           100,000
                            R                     10,000,000           100,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation has allocated Eleven
Billion (11,000,000,000) shares of the Eleven Billion One Hundred Million
(11,100,000,000) shares of authorized capital stock of the Corporation among the sixteen (16) Series of stock of the Corporation as follows:

SERIES                               NO. OF SHARES        AGGREGATE PAR VALUE
------                               -------------        -------------------
Growth Fund                          1,310,000,000                $13,100,000
Select Fund                            515,000,000                  5,150,000
Ultra Fund                           3,950,000,000                 39,500,000
Vista Fund                           1,200,000,000                 12,000,000
Heritage Fund                          640,000,000                  6,400,000
Giftrust Fund                          200,000,000                  2,000,000
Balanced Fund                          265,000,000                  2,650,000
New Opportunities Fund                 300,000,000                  3,000,000
Capital Value Fund                     265,000,000                  2,650,000
Veedot Fund                            300,000,000                  3,000,000
Capital Growth Fund                    710,000,000                  7,100,000
New Opportunities II Fund              375,000,000                  3,750,000
Fundamental Equity Fund                460,000,000                  4,600,000
Focused Growth Fund                    100,000,000                  1,000,000
Small Cap Growth Fund                  155,000,000                  1,550,000
Mid Cap Growth Fund                    155,000,000                  1,550,000
NT Growth Fund                         100,000,000                  1,000,000
NT Vista Fund                          100,000,000                  1,000,000

     NINTH: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the sixteen (16) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                      AGGREGATE
SERIES NAME                      CLASS NAME         NO. OF SHARES     PAR VALUE
-----------                      ----------         -------------     ---------
Growth Fund                      Investor             800,000,000    $8,000,000
                                 Institutional        150,000,000     1,500,000
                                 Advisor              210,000,000     2,100,000
                                 R                     50,000,000       500,000
                                 C                    100,000,000     1,000,000

Select Fund                      Investor             300,000,000     3,000,000
                                 Institutional         40,000,000       400,000
                                 Advisor               50,000,000       500,000
                                 A                     25,000,000       250,000
                                 B                     25,000,000       250,000
                                 C                     25,000,000       250,000
                                 R                     50,000,000       500,000

Ultra Fund                       Investor           3,500,000,000    35,000,000
                                 Institutional        200,000,000     2,000,000
                                 Advisor              100,000,000     1,000,000
                                 R                     50,000,000       500,000
                                 C                    100,000,000     1,000,000

Vista Fund                       Investor             800,000,000     8,000,000
                                 Institutional         80,000,000       800,000
                                 Advisor              210,000,000     2,100,000
                                 C                    100,000,000     1,000,000
                                 R                     10,000,000       100,000

Heritage Fund                    Investor             400,000,000     4,000,000
                                 Institutional         40,000,000       400,000
                                 Advisor              100,000,000     1,000,000
                                 C                    100,000,000     1,000,000

Giftrust Fund                    Investor             200,000,000     2,000,000

Balanced Fund                    Investor             200,000,000     2,000,000
                                 Institutional         15,000,000       150,000
                                 Advisor               50,000,000       500,000

New Opportunities Fund           Investor           300,000,000       3,000,000

Capital Value Fund               Investor           200,000,000       2,000,000
                                 Institutional       15,000,000         150,000
                                 Advisor             50,000,000         500,000

                                                                      AGGREGATE
SERIES NAME                      CLASS NAME        O. OF SHARES       PAR VALUE
-----------                      ----------        ------------       ---------
Veedot Fund                      Investor           200,000,000       2,000,000
                                 Institutional       50,000,000         500,000
                                 Advisor             50,000,000         500,000

New Opportunities II Fund        Investor           250,000,000       2,500,000
                                 Institutional       50,000,000         500,000
                                 A                   25,000,000         250,000
                                 B                   25,000,000         250,000
                                 C                   25,000,000         250,000

Capital Growth Fund              Investor           300,000,000       3,000,000
                                 Institutional       50,000,000         500,000
                                 R                   60,000,000         600,000
                                 A                  100,000,000       1,000,000
                                 B                  100,000,000       1,000,000
                                 C                  100,000,000       1,000,000

Fundamental Equity Fund          Investor           200,000,000       2,000,000
                                 Institutional       50,000,000         500,000
                                 R                   60,000,000         600,000
                                 A                   50,000,000         500,000
                                 B                   50,000,000         500,000
                                 C                   50,000,000         500,000

Focused Growth Fund              Investor           100,000,000       1,000,000

Small Cap Growth Fund            Investor            55,000,000         550,000
                                 Institutional       50,000,000         500,000
                                 A                   20,000,000         200,000
                                 B                   10,000,000         100,000
                                 C                   10,000,000         100,000
                                 R                   10,000,000         100,000

Mid Cap Growth Fund              Investor            55,000,000         550,000
                                 Institutional       50,000,000         500,000
                                 A                   20,000,000         200,000
                                 B                   10,000,000         100,000
                                 C                   10,000,000         100,000
                                 R                   10,000,000         100,000

NT Growth Fund                   Institutional      100,000,000       1,000,000

NT Vista Fund                    Institutional      100,000,000       1,000,000

     TENTH: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused these
Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this
15th day of March, 2006.

ATTEST:                                 AMERICAN CENTURY MUTUAL FUNDS, INC.

/s/ Otis H. Cowan                       /s/ David H. Reinmiller
---------------------------------       ------------------------------------
Name:  Otis H. Cowan                    Name:   David H. Reinmiller
Title: Assistant Secretary              Title:  Vice President

     THE UNDERSIGNED Vice President of AMERICAN CENTURY MUTUAL FUNDS, INC., who
executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles
Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  March 15, 2006

                                    /s/ David H. Reinmiller
                                    --------------------------------------------
                                    David H. Reinmiller, Vice President